Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

ORACLE REPORTS Q1 GAAP EPS UP 14% TO 47 CENTS; Q1 NON-GAAP EPS UP 12% TO 59 CENTS

Q1 Operating Cash Flow increases to $6.3 billion, TTM Operating Cash Flow increases to $14.8 billion

REDWOOD SHORES, Calif., September 18, 2013 — Oracle Corporation (NYSE: ORCL) today announced that both fiscal 2014 Q1 GAAP and non-GAAP total revenues were up 2% to $8.4 billion. GAAP new software licenses and cloud software subscriptions revenues were up 5% to $1.7 billion while non-GAAP new software licenses and cloud software subscriptions revenues were up 4% to $1.7 billion. Both GAAP and non-GAAP software license updates and product support revenues were up 7% to $4.4 billion. Hardware systems products revenues were $669 million. GAAP operating income was flat at $2.9 billion, and GAAP operating margin was 34%. Non-GAAP operating income was up 4% to $3.7 billion, and non-GAAP operating margin was 45%. GAAP net income was up 8% to $2.2 billion, while non-GAAP net income was up 6% to $2.8 billion. GAAP earnings per share were up 14% to $0.47, while non-GAAP earnings per share were up 12% to $0.59. GAAP operating cash flow on a trailing twelve-month basis was $14.8 billion.

Without the impact of the US dollar strengthening compared to foreign currencies, Oracle’s reported Q1 GAAP earnings per share would have been up 17% and non-GAAP earnings per share would have been up 14%. GAAP and non-GAAP total revenues also would have been up 4%; GAAP new software licenses and cloud software subscriptions revenues would have been up 7% while non-GAAP new software licenses and cloud software subscriptions revenues would have been up 6%.

“Non-GAAP earnings per share increased 12% to $0.59, the best ever result for the first quarter of our fiscal year,” said Oracle President and CFO, Safra Catz. “Those record level earnings were enabled by an operating margin of 45% for the quarter. We also set a free cash flow record of over $6 billion in Q1, and then we returned half of that to our stockholders by repurchasing $3 billion of our shares in the quarter.”

“Engineered systems had its best ever Q1 in terms of unit sales, growing over 60% compared with the same quarter last year,” said Oracle President Mark Hurd. “New software license results were especially strong in the Americas, which saw 15% growth in constant currency.”

“Next week at Oracle OpenWorld, we will announce the In-Memory Option for the Oracle database,” said Oracle CEO, Larry Ellison. “Virtually every existing application that runs on top of the Oracle database will run dramatically faster by simply turning on the new In-Memory feature. Our customers don’t have to make any changes to their applications whatsoever; they simply flip on the in-memory switch, and the Oracle database immediately starts scanning data at a rate of billions or tens of billions of rows per second.”

The Board of Directors declared a quarterly cash dividend of $0.12 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 8, 2013, with a payment date of October 29, 2013.

Q1 Fiscal 2014 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (913) 312-6699, Passcode: 790817. To access the live webcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q1 results and Fiscal 2014 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (719) 457-0820 or (888) 203-1112, Passcode: 7920718.

About Oracle

Oracle engineers hardware and software to work together in the cloud and in your data center. For more information about Oracle (NYSE: ORCL), visit www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

“Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, including statements regarding the In-Memory Option for the Oracle database to be announced at Oracle OpenWorld, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions, including the current European economic crisis and slowing economic conditions in other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for support contracts. (3) Our hardware systems revenues and profitability could decline further, and we may fail to achieve our financial forecasts with respect to this business. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (5) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (6) Our periodic workforce restructurings, including reorganizations of our sales force, can be disruptive. (7) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our products and support services in a timely manner or to position and/or price our products and services to meet market demand, customers may not buy new software licenses, cloud software subscriptions or hardware systems products or purchase or renew support contracts. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of September 18, 2013. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase		% Increase (Decrease)
	2013	% of Revenues		2012	% of Revenues		(Decrease) in US $		in Constant Currency (1)
REVENUES
New software licenses and cloud software subscriptions	$1,653	20%		$1,574	19%		5%		7%
Software license updates and product support	4,431	53%		4,140	51%		7%		8%

Software Revenues	6,084	73%		5,714	70%		6%		8%

Hardware systems products	669	8%		779	9%		(14%	)	(13%	)
Hardware systems support	592	7%		574	7%		3%		5%

Hardware Systems Revenues	1,261	15%		1,353	16%		(7%	)	(6%	)

Services Revenues	1,027	12%		1,114	14%		(8%	)	(6%	)

Total Revenues	8,372	100%		8,181	100%		2%		4%

OPERATING EXPENSES
Sales and marketing	1,708	20%		1,545	19%		11%		12%
Software license updates and product support	288	3%		283	3%		2%		3%
Hardware systems products	330	4%		384	5%		(14%	)	(13%	)
Hardware systems support	209	3%		224	3%		(7%	)	(6%	)
Services	806	10%		884	11%		(9%	)	(7%	)
Research and development	1,237	15%		1,201	15%		3%		4%
General and administrative	260	3%		275	3%		(5%	)	(4%	)
Amortization of intangible assets	595	7%		619	7%		(4%	)	(4%	)
Acquisition related and other (2)	10	0%		(258)	(3%	)	104%		104%
Restructuring	56	1%		145	2%		(61%	)	(62%	)

Total Operating Expenses	5,499	66%		5,302	65%		4%		5%

OPERATING INCOME	2,873	34%		2,879	35%		0%		2%
Interest expense	(217)	(2%	)	(188)	(2%	)	15%		15%
Non-operating income, net	7	0%		11	0%		(40%	)	36%

INCOME BEFORE PROVISION FOR INCOME TAXES	2,663	32%		2,702	33%		(1%	)	1%

Provision for income taxes	472	6%		668	8%		(29%	)	(28%	)

NET INCOME	$2,191	26%		$2,034	25%		8%		10%

EARNINGS PER SHARE:
Basic	$0.48			$0.42
Diluted	$0.47			$0.41
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,608			4,867
Diluted	4,674			4,939

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2013, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2013 compared with the corresponding prior year period decreased our revenues by 2 percentage points, operating expenses by 1 percentage point and operating income by 2 percentage points.

(2)	Acquisition related and other expenses for the three months ended August 31, 2012 included a benefit of $306 million related to certain litigation.

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $				% Increase (Decrease) in Constant Currency (2)
	2013 GAAP	Adj.	2013 Non-GAAP	2012 GAAP	Adj.	2012 Non-GAAP	GAAP		Non-GAAP		GAAP		Non-GAAP
TOTAL REVENUES (3) (4)	$8,372	$9	$8,381	$8,181	$28	$8,209	2%		2%		4%		4%

TOTAL SOFTWARE REVENUES (3)	$6,084	$4	$6,088	$5,714	$24	$5,738	6%		6%		8%		8%
New software licenses and cloud software subscriptions (3)	1,653	3	1,656	1,574	19	1,593	5%		4%		7%		6%
Software license updates and product support	4,431	1	4,432	4,140	5	4,145	7%		7%		8%		8%
TOTAL HARDWARE SYSTEMS REVENUES (4)	$1,261	$5	$1,266	$1,353	$4	$1,357	(7%	)	(7%	)	(6%	)	(5%	)
Hardware systems products	669	—	669	779	—	779	(14%	)	(14%	)	(13%	)	(13%	)
Hardware systems support (4)	592	5	597	574	4	578	3%		3%		5%		5%
TOTAL OPERATING EXPENSES	$5,499	$(859)	$4,640	$5,302	$(682)	$4,620	4%		0%		5%		2%
Stock-based compensation (5)	198	(198)	—	176	(176)	—	12%		*		12%		*
Amortization of intangible assets (6)	595	(595)	—	619	(619)	—	(4%	)	*		(4%	)	*
Acquisition related and other	10	(10)	—	(258)	258	—	104%		*		104%		*
Restructuring	56	(56)	—	145	(145)	—	(61%	)	*		(62%	)	*
OPERATING INCOME	$2,873	$868	$3,741	$2,879	$710	$3,589	0%		4%		2%		6%
OPERATING MARGIN %	34%		45%	35%		44%	(87) bp.		91 bp.		(66) bp.		99 bp.
INCOME TAX EFFECTS (7)	$472	$298	$770	$668	$130	$798	(29%	)	(4%	)	(28%	)	(2%	)
NET INCOME	$2,191	$570	$2,761	$2,034	$580	$2,614	8%		6%		10%		8%
DILUTED EARNINGS PER SHARE	$0.47		$0.59	$0.41		$0.53	14%		12%		17%		14%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	4,674	—	4,674	4,939	—	4,939	(5%	)	(5%	)	(5%	)	(5%	)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2013, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	As of August 31 2013, approximately $3 million in estimated revenues related to assumed cloud software subscriptions contracts will not be recognized for remainder of fiscal 2014 due to business combination accounting rules.

(4)	As of August 31, 2013, approximately $7 million in estimated revenues related to hardware systems support contracts will not be recognized for the remainder of fiscal 2014 due to business combination accounting rules.

(5)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2013			Three Months Ended August 31, 2012
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Sales and marketing	$41	$(41)	$—	$37	$(37)	$—
Software license updates and product support	6	(6)	—	5	(5)	—
Hardware systems products	2	(2)	—	—	—	—
Hardware systems support	3	(3)	—	1	(1)	—
Services	7	(7)	—	9	(9)	—
Research and development	97	(97)	—	83	(83)	—
General and administrative	42	(42)	—	41	(41)	—

Subtotal	198	(198)	—	176	(176)	—

Acquisition related and other	2	(2)	—	17	(17)	—

Total stock-based compensation	$200	$(200)	$—	$193	$(193)	$—

(6)	Estimated future annual amortization expense related to intangible assets as of August 31, 2013 was as follows:

Remainder of Fiscal 2014	$1,637
Fiscal 2015	1,763
Fiscal 2016	1,193
Fiscal 2017	622
Fiscal 2018	496
Fiscal 2019	411
Thereafter	675

Total intangible assets subject to amortization	6,797
In-process research and development	117

Total intangible assets, net	$6,914

(7)	Income tax effects were calculated reflecting an effective GAAP tax rate of 17.7% and 24.7% in the first quarter of fiscal 2014 and 2013, respectively, and an effective non-GAAP tax rate of 21.8% and 23.4% in the first quarter of fiscal 2014 and 2013, respectively. The difference between our GAAP and non-GAAP tax rates in the first quarter of fiscal 2014 was primarily due to the net tax effects of acquisition related items, including the tax effect of amortization of intangible assets. The difference between our GAAP and non-GAAP tax rates in the first quarter of fiscal 2013 was primarily due to the disproportionate tax rate impact of discrete items for the quarter, the tax effect of amortization of intangible assets, and differences in jurisdictional tax rates and related tax benefits attributable to our restructuring expenses.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2013	May 31, 2013
ASSETS

Current Assets:
Cash and cash equivalents	$19,664	$14,613
Marketable securities	19,440	17,603
Trade receivables, net	3,450	6,049
Inventories	243	240
Deferred tax assets	937	974
Prepaid expenses and other current assets	1,723	2,213

Total Current Assets	45,457	41,692

Non-Current Assets:
Property, plant and equipment, net	3,052	3,053
Intangible assets, net	6,914	6,640
Goodwill	27,965	27,343
Deferred tax assets	722	766
Other assets	2,296	2,318

Total Non-Current Assets	40,949	40,120

TOTAL ASSETS	$86,406	$81,812

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable, current and other current borrowings	$1,533	$—
Accounts payable	367	419
Accrued compensation and related benefits	1,425	1,851
Income taxes payable	571	911
Deferred revenues	8,524	7,118
Other current liabilities	2,106	2,573

Total Current Liabilities	14,526	12,872
Non-Current Liabilities:
Notes payable and other non-current borrowings	22,575	18,494
Income taxes payable	3,860	3,899
Other non-current liabilities	1,459	1,402

Total Non-Current Liabilities	27,894	23,795

Equity	43,986	45,145

TOTAL LIABILITIES AND EQUITY	$86,406	$81,812

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2013	2012
Cash Flows From Operating Activities:
Net income	$2,191	$2,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	150	127
Amortization of intangible assets	595	619
Deferred income taxes	(101)	64
Stock-based compensation	200	193
Tax benefits on the exercise of stock options and vesting of restricted stock-based awards	67	120
Excess tax benefits on the exercise of stock options and vesting of restricted stock-based awards	(40)	(62)
Other, net	17	37
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	2,707	2,630
Decrease in inventories	5	10
Decrease (increase) in prepaid expenses and other assets	366	(72)
Decrease in accounts payable and other liabilities	(994)	(943)
Decrease in income taxes payable	(313)	(329)
Increase in deferred revenues	1,442	1,243

Net cash provided by operating activities	6,292	5,671

Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(8,549)	(6,804)
Proceeds from maturities and sales of marketable securities and other investments	6,515	6,794
Acquisitions, net of cash acquired	(1,314)	(361)
Capital expenditures	(153)	(139)

Net cash used for investing activities	(3,501)	(510)

Cash Flows From Financing Activities:
Payments for repurchases of common stock	(2,968)	(3,076)
Proceeds from issuances of common stock	285	517
Payments of dividends to stockholders	(554)	(292)
Proceeds from borrowings, net of issuance costs	5,566	—
Repayments of borrowings	—	(1,700)
Excess tax benefits on the exercise of stock options and vesting of restricted stock-based awards	40	62
Distributions to noncontrolling interests	(28)	(31)

Net cash provided by (used for) financing activities	2,341	(4,520)

Effect of exchange rate changes on cash and cash equivalents	(81)	71

Net increase in cash and cash equivalents	5,051	712

Cash and cash equivalents at beginning of period	14,613	14,955

Cash and cash equivalents at end of period	$19,664	$15,667

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

FREE CASH FLOW—TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2013				Fiscal 2014
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Operating Cash Flow	$13,993	$13,533	$13,717	$14,224	$14,845

Capital Expenditures (2)	(627)	(710)	(684)	(650)	(664)

Free Cash Flow	$13,366	$12,823	$13,033	$13,574	$14,181

% Growth over prior year	8%	2%	1%	4%	6%
GAAP Net Income	$10,175	$10,564	$10,571	$10,925	$11,082

Free Cash Flow as a % of Net Income	131%	121%	123%	124%	128%

(1)	To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

(2)	Derived from capital expenditures as reported in cash flows from investing activities as per our consolidated statements of cash flows presented in accordance with GAAP.

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES AND HEADCOUNT (1)

($ in millions)

	Fiscal 2013										Fiscal 2014
	Q1		Q2		Q3		Q4		TOTAL		Q1		Q2	Q3	Q4	TOTAL
REVENUES

New software licenses and cloud software subscriptions	$1,574		$2,389		$2,332		$4,026		$10,321		$1,653					$1,653
Software license updates and product support	4,140		4,260		4,340		4,402		17,142		4,431					4,431

Software Revenues	5,714		6,649		6,672		8,428		27,463		6,084					6,084
Hardware systems products	779		734		671		849		3,033		669					669
Hardware systems support	574		587		570		582		2,313		592					592

Hardware Systems Revenues	1,353		1,321		1,241		1,431		5,346		1,261					1,261

Services Revenues	1,114		1,124		1,045		1,088		4,371		1,027					1,027

Total Revenues	$8,181		$9,094		$8,958		$10,947		$37,180		$8,372					$8,372

AS REPORTED REVENUE GROWTH RATES
New software licenses and cloud software subscriptions	5%		17%		(2%	)	1%		4%		5%					5%
Software license updates and product support	3%		7%		7%		6%		6%		7%					7%
Software Revenues	4%		10%		4%		4%		5%		6%					6%

Hardware systems products	(24%	)	(23%	)	(23%	)	(13%	)	(21%	)	(14%	)				(14%	)
Hardware systems support	(11%	)	(6%	)	(6%	)	(3%	)	(7%	)	3%					3%
Hardware Systems Revenues	(19%	)	(16%	)	(16%	)	(9%	)	(15%	)	(7%	)				(7%	)
Services Revenues	(6%	)	(5%	)	(8%	)	(9%	)	(7%	)	(8%	)				(8%	)

Total Revenues	(2%	)	3%		(1%	)	0%		0%		2%					2%
CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	10%		18%		0%		2%		6%		7%					7%
Software license updates and product support	8%		8%		8%		8%		8%		8%					8%
Software Revenues	9%		11%		5%		5%		7%		8%					8%
Hardware systems products	(21%	)	(23%	)	(22%	)	(12%	)	(19%	)	(13%	)				(13%	)
Hardware systems support	(6%	)	(5%	)	(5%	)	(1%	)	(4%	)	5%					5%
Hardware Systems Revenues	(15%	)	(16%	)	(15%	)	(8%	)	(13%	)	(6%	)				(6%	)

Services Revenues	0%		(3%	)	(7%	)	(8%	)	(5%	)	(6%	)				(6%	)
Total Revenues	3%		5%		0%		2%		2%		4%					4%

GEOGRAPHIC REVENUES
REVENUES
Americas	$4,324		$4,787		$4,698		$5,911		$19,719		$4,517					$4,517
Europe, Middle East & Africa	2,383		2,701		2,745		3,328		11,158		2,439					2,439
Asia Pacific	1,474		1,606		1,515		1,708		6,303		1,416					1,416

Total Revenues	$8,181		$9,094		$8,958		$10,947		$37,180		$8,372					$8,372

HEADCOUNT
GEOGRAPHIC AREA
Americas	49,145		49,584		50,402		51,519				53,465
Europe, Middle East & Africa	22,584		22,594		22,592		22,860				23,349
Asia Pacific	44,170		45,051		45,663		45,855				45,513

Total Company	115,899		117,229		118,657		120,234				122,327

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2013 and 2012 for the fiscal 2014 and fiscal 2013 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

SUPPLEMENTAL GEOGRAPHIC REVENUES ANALYSIS (1)

($ in millions)

	Fiscal 2013										Fiscal 2014
	Q1		Q2		Q3		Q4		TOTAL		Q1		Q2	Q3	Q4	TOTAL
AMERICAS

New software licenses and cloud software subscriptions	$814		$1,253		$1,205		$2,194		$5,465		$926					$926

Hardware systems products	$380		$370		$307		$439		$1,495		$335					$335

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	12%		22%		(2%	)	3%		7%		14%					14%
Hardware systems products	(20%	)	(25%	)	(25%	)	(12%	)	(20%	)	(12%	)				(12%	)
CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	14%		22%		(1%	)	4%		8%		15%					15%
Hardware systems products	(19%	)	(25%	)	(25%	)	(12%	)	(20%	)	(11%	)				(11%	)

EUROPE / MIDDLE EAST / AFRICA
New software licenses and cloud software subscriptions	$403		$641		$690		$1,224		$2,959		$388					$388

Hardware systems products	$214		$198		$201		$228		$842		$177					$177

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	(8%	)	10%		0%		5%		3%		(4%	)				(4%	)
Hardware systems products	(38%	)	(27%	)	(24%	)	(12%	)	(26%	)	(18%	)				(18%	)

CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	1%		12%		1%		5%		5%		(5%	)				(5%	)
Hardware systems products	(30%	)	(25%	)	(24%	)	(11%	)	(23%	)	(20%	)				(20%	)

ASIA PACIFIC

New software licenses and cloud software subscriptions	$357		$495		$437		$608		$1,897		$339					$339

Hardware systems products	$185		$166		$163		$182		$696		$157					$157

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	8%		13%		(3%	)	(12%	)	(1%	)	(5%	)				(5%	)
Hardware systems products	(12%	)	(10%	)	(16%	)	(17%	)	(14%	)	(15%	)				(15%	)
CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	12%		13%		1%		(7%	)	3%		5%					5%
Hardware systems products	(10%	)	(12%	)	(14%	)	(14%	)	(12%	)	(10%	)				(10%	)

TOTAL COMPANY
New software licenses and cloud software subscriptions	$1,574		$2,389		$2,332		$4,026		$10,321		$1,653					$1,653

Hardware systems products	$779		$734		$671		$849		$3,033		$669					$669

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	5%		17%		(2%	)	1%		4%		5%					5%
Hardware systems products	(24%	)	(23%	)	(23%	)	(13%	)	(21%	)	(14%	)				(14%	)

CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	10%		18%		0%		2%		6%		7%					7%
Hardware systems products	(21%	)	(23%	)	(22%	)	(12%	)	(19%	)	(13%	)				(13%	)

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2013 and 2012 for the fiscal 2014 and fiscal 2013 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2014 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

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New software licenses and cloud software subscriptions, software license updates and product support and hardware systems support deferred revenues: Business combination accounting rules require us to account for the fair values of cloud software subscriptions contracts, software license updates and product support contracts and hardware systems support contracts assumed in connection with our acquisitions. Because these contracts are generally one year in duration, our GAAP revenues generally for the one year period subsequent to our acquisition of a business do not reflect the full amount of revenues on these assumed cloud software subscriptions contracts and support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment to our new software licenses and cloud software subscriptions revenues, software license updates and product support revenues and hardware systems support revenues is intended to include, and thus reflect, the full amount of such revenues. We believe the adjustment to these revenues is useful to investors as a measure of the ongoing performance of our business. We have historically experienced high renewal rates on our software license updates and product support contracts and our objective is to increase the renewal rates on acquired and new cloud software subscriptions and hardware systems support contracts; however, we cannot be certain that our customers will renew our cloud software subscriptions contracts, software license updates and product support contracts or our hardware systems support contracts.

•

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

•

Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of personnel related costs for transitional employees, other acquired employee related costs, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Substantially all of the stock-based compensation expenses included in acquisition related and other expenses resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the original terms of those options. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related expenses and restructuring expenses generally diminish over time with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.